                                                                   Exhibit 4.1.1


                            SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of January 29, 2001, among PABTEX GP, LLC and SIS BULK HOLDING, INC. (each a "New Guarantor" and collectively, the "New Guarantors"), THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation (the "Company"), KANSAS CITY SOUTHERN INDUSTRIES, INC., GATEWAY EASTERN RAILWAY COMPANY, GATEWAY WESTERN RAILWAY COMPANY, KCS TRANSPORTATION COMPANY, MID-SOUTH MICROWAVE, INC., PABTEX, L.P. (formerly known as Global Terminaling Services, Inc.), RICE-CARDEN CORPORATION, SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., AND TRANS-SERVE, INC., and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H:

          WHEREAS, the Company and KANSAS CITY SOUTHERN INDUSTRIES, INC., GATEWAY EASTERN RAILWAY COMPANY, GATEWAY WESTERN RAILWAY COMPANY, KCS TRANSPORTATION COMPANY, MID-SOUTH MICROWAVE, INC., PABTEX, L.P. (formerly known as Global Terminaling Services, Inc.), RICE-CARDEN CORPORATION, SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., AND TRANS-SERVE, INC. (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of September 27, 2000, providing for the issuance of an aggregate principal amount of up to $300,000,000 of 9 1/2% Senior Notes due 2008 (the "Securities"); and

          WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1.   Agreement to Guarantee. Each of the New Guarantors hereby agrees,
               ----------------------
jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in

Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

          2.  Ratification of Indenture; Supplemental Indentures Part of
              ----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
              -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4.  Trustee Makes No Representation.  The Trustee makes no
              -------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          5.  Counterparts.  The parties may sign any number of copies of this
              ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6.  Effect of Headings.  The section headings herein are for
              ------------------
convenience only and shall not effect the construction thereof.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                              PABTEX GP, LLC

                              By:  SOUTHERN INDUSTRIAL SERVICES,
                                   INC., its sole member


                                   By: /s/ Robert H. Berry
                                      ------------------------------------------
                                      Name:  Robert H. Berry
                                      Title: Vice President and Treasurer


                              SIS BULK HOLDING, INC.


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:   Robert H. Berry
                                Title: Vice President and Treasurer


                              THE KANSAS CITY SOUTHERN RAILWAY COMPANY,


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:  Robert H. Berry
                                Title: Senior Vice President and
                                       Chief Financial Officer

                              KANSAS CITY SOUTHERN INDUSTRIES, INC.,


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:  Robert H. Berry
                                Title: Senior Vice President and
                                       Chief Financial Officer

                              GATEWAY EASTERN RAILWAY COMPANY,


                              By /s/ Thomas King
                                ------------------------------------------------
                                Name:
                                Title:  Treasurer

                              GATEWAY WESTERN RAILWAY COMPANY,


                              By /s/ Thomas King
                                ------------------------------------------------
                                Name:
                                Title:  Treasurer


                              KCS TRANSPORTATION COMPANY,


                              By /s/ Thomas King
                                ------------------------------------------------
                                Name:  Thomas King
                                Title: Vice President and Treasurer


                              MID-SOUTH MICROWAVE, INC.,


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:  Robert H. Berry
                                Title: Vice President and Treasurer


                              PABTEX, L.P. (formerly known as Global Terminaling Services, Inc.),

                              By:  PABTEX GP, LLC, its General Partner

                                   By:  SOUTHERN INDUSTRIAL SERVICES,
                                        INC., the sole member of PABTEX GP,
                                        LLC


                                        By: /s/ Robert H. Berry
                                           -------------------------------------
                                           Name:  Robert H. Berry
                                           Title: Vice President and Treasurer


                              RICE-CARDEN CORPORATION,


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:  Robert H. Berry
                                Title: Vice President and Treasurer

                              SOUTHERN DEVELOPMENT COMPANY,


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:  Robert H. Berry
                                Title: Vice President and Treasurer


                              SOUTHERN INDUSTRIAL SERVICES, INC.,


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:  Robert H. Berry
                                Title: Vice President and Treasurer


                              TRANS-SERVE, INC.,


                              By /s/ Robert H. Berry
                                ------------------------------------------------
                                Name:  Robert H. Berry
                                Title: Vice President and Treasurer



                                THE BANK OF NEW YORK, as Trustee,


                                By /s/ Robert A. Massimillo
                                   ---------------------------------------------
                                     Name:  ROBERT A. MASSIMILLO
                                     Title: Assistant Vice President